Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Imunon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.01 per share	457(o)	(3)	(3)	(3)
	Equity	Preferred stock, par value $0.01 per share	457(o)	(3)	(3)	(3)
	Debt	Debt Securities (4)	457(o)	(3)	(3)	(3)
	Equity	Warrants	457(o)	(3)	(3)	(3)
	Other	Rights	457(o)	(3)	(3)	(3)
	Other	Units	457(o)	(3)	(3)	(3)
	Unallocated (Universal) Shelf		457(o)	(3)	(3)	$75,000,000.00 (5)	0.00014760	$11,070.00
Carry Forward Securities
Carry Forward Securities

	Total Offering Amount					$75,000,000	0.00014760	$11,070.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$10,123.76 (6)
	Net Fee Due							$946.24

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Imunon, Inc. (the “Registrant”) that become issuable with respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act.

(3)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, which together shall have an aggregate initial offering price not to exceed $75,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(4)	If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(5)	Estimated solely for purposes of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the Registrant pursuant to the unallocated universal shelf base prospectus (inclusive of any shares of common stock of the Registrant issued pursuant to the sales agreement prospectus) will not exceed $75,000,000.

(6)	Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to unsold securities, as set forth in Table 2. The Registrant has terminated the offerings related to the unsold securities associated with the claimed offset.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Imunon, Inc.	S-1	333-276174	December 20, 2023		$3,542.40 (	1)	Equity	Common stock, par value $0.01 per share	Common stock, par value $0.01 per share	$8,000,000.00	$1,180.80
	Imunon, Inc.	S-1	333-276174	December 20, 2023				Equity	Common Stock issuable upon exercise of Series A and Series B warrants	Common Stock issuable upon exercise of Series A and Series B warrants	$16,000,000.00	$2,361.60
	Imunon, Inc.	S-3	333-254515	March 19, 2021		$6,581.36 (	2)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$60,324,149.70
Fees Offset Sources	Imunon, Inc.	RW	333-276174		February 9, 2024							$3,542.40
	Imunon, Inc.	S-3	333-254515		March 19, 2021							$10,910.00
Total Fee Offset Claims						$10,123.76

(1)	This offset claim relates to a registration statement on Form S-1 filed by the registrant on December 20, 2023 (File No. 333-276174), as amended on January 18, 2024 and February 9, 2024, registering up to $24,000,000 in aggregate principal amount of shares of common stock and warrants for sale by the Registrant (the “Prior S-1 Registration Statement”). The Prior S-1 Registration Statement was withdrawn by the Registrant on April 10, 2024. The Prior S-1 Registration Statement was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. As a result, the registrant has $24,000,000 of unsold securities and $3,542.40 in unused filing fees associated with the Prior S-1 Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.

(2)	On March 19, 2021, the Registrant initially filed a Registration Statement on Form S-3 (File No. 333- 254515) (the “Prior S-3 Registration Statement”), which registered an aggregate amount of $100,000,000 of common stock, preferred stock, debt securities, warrants, rights and units to be offered by the Registrant from time to time. $39,675,850.30 of securities were sold pursuant to the Prior S-3 Registration Statement, and the Prior S-3 Registration Statement expired on March 30, 2024, and all offerings thereunder have been completed or terminated. As a result, the registrant has $60,324,149.70 of unsold securities and $6,581.36 in unused filing fees associated with the Prior S-3 Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.